Exhibit 99.1

ASHTON WOODS USA L.L.C. ANNOUNCES COMPLETION OF EXCHANGE OFFER FOR ITS 9.5% SENIOR SUBORDINATED NOTES DUE 2015

ATLANTA, April 11, 2006/PRNewswire/ -- ASHTON WOODS USA L.L.C. (Bloomberg: ASHWOO) announced today that it has completed its offer to exchange all of its outstanding 9.5% Senior Subordinated Notes due 2015 (the “Outstanding Senior Subordinated Notes“) for its 9.5% Senior Subordinated Notes due 2015 which were registered under the Securities Act of 1933, as amended (the “Securities Act”). The Outstanding Senior Subordinated Notes were issued pursuant to Rule 144A under the Securities Act on September 21, 2005. All Outstanding Senior Subordinated Notes, in the aggregate principal amount of $125,000,000, were tendered and exchanged. The exchange offer expired at 5:00 p.m., New York City time, on Friday, April 7, 2005.

This announcement is not an offer to sell any securities or a solicitation of an offer to buy any securities. The exchange offer was made solely by means of a prospectus dated March 6, 2006.

With headquarters in Atlanta, Georgia, Ashton Woods USA L.L.C. is one of the nation’s largest private homebuilders based on the number of home closings and revenues. The company currently operates in Atlanta, Dallas, Houston, Orlando and Phoenix and is establishing homebuilding operations in Tampa and Denver.